Exhibit 99.1

CAMPBELL SOUP COMPANY
Segment Information
Recast for Change in Business Segments
(millions)
(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Twelve Months Ended
Fiscal 2021	November 1, 2020	January 31, 2021	January 31, 2021	May 2, 2021	May 2, 2021	August 1, 2021	August 1, 2021
Net sales
Meals & Beverages	$1,363	$1,318	$2,681	$1,062	$3,743	$878	$4,621
Snacks	977	961	1,938	922	2,860	995	3,855
Total	$2,340	$2,279	$4,619	$1,984	$6,603	$1,873	$8,476

Earnings before interest and taxes
Meals & Beverages	$337		$262	$599	$186	$785	$137	$922
Snacks	135		140	275	102	377	137	514
Corporate income (expense)	(10)		17	7	(14)	(7)	137	130
Restructuring charges	(1)		(18)	(19)	(2)	(21)	—	(21)
Total	$461	$461	$401	$862	$272	$1,134	$411	$1,545

5

CAMPBELL SOUP COMPANY
Segment Information
Recast for Change in Business Segments
(millions)
(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Twelve Months Ended
Fiscal 2020	October 27, 2019	January 26, 2020	January 26, 2020	April 26, 2020	April 26, 2020	August 2, 2020	August 2, 2020
Net sales
Meals & Beverages	$1,223	$1,252	$2,475	$1,233	$3,708	$1,039	$4,747
Snacks	960	910	1,870	1,005	2,875	1,069	3,944
Total	$2,183	$2,162	$4,345	$2,238	$6,583	$2,108	$8,691

Earnings before interest and taxes
Meals & Beverages	$290		$249	$539	$279	$818	$191	$1,009
Snacks	117		129	246	150	396	129	525
Corporate income (expense)	(87)		(21)	(108)	(156)	(264)	(154)	(418)
Restructuring charges	(3)		(7)	(10)	—	(10)	1	(9)
Total	$317	$317	$350	$667	$273	$940	$167	$1,107
6

CAMPBELL SOUP COMPANY
Segment Information
Recast for Change in Business Segments
(millions)
(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Twelve Months Ended
Fiscal 2019	October 28, 2018	January 27, 2019	January 27, 2019	April 28, 2019	April 28, 2019	July 28, 2019	July 28, 2019
Net sales
Meals & Beverages	$1,257	$1,250	$2,507	$1,037	$3,544	$825	$4,369
Snacks	945	921	1,866	916	2,782	955	3,737
Corporate	—	1	1	—	1	—	1
Total	$2,202	$2,172	$4,374	$1,953	$6,327	$1,780	$8,107

Earnings before interest and taxes
Meals & Beverages	$296		$259	$555	$212	$767	$156	$923
Snacks	119		126	245	121	366	128	494
Corporate income (expense)	(71)		(58)	(129)	(86)	(215)	(192)	(407)
Restructuring charges	(18)		(2)	(20)	(2)	(22)	(9)	(31)
Total	$326	$326	$325	$651	$245	$896	$83	$979

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